UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2007
LAMAR ADVERTISING COMPANY
LAMAR MEDIA CORP.
(Exact name of registrants as specified in their charters)

Delaware Delaware (States or other jurisdictions of incorporation)	0-30242 1-12407 (Commission File Numbers)	72-1449411 72-1205791 (IRS Employer Identification Nos.)
5551 Corporate Boulevard, Baton Rouge, Louisiana 70808
(Address of principal executive offices and zip code)
(225) 926-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On October 2, 2007, Lamar Advertising Company (the “Company”) issued a press release announcing that it has agreed to sell $275,000,000 aggregate principal amount ($260,887,000 gross proceeds) of 6 5/8% Senior Subordinated Notes due 2015—Series C through an institutional private placement by its wholly owned subsidiary Lamar Media Corp. The Company had previously announced a proposed notes offering of $225,000,000 gross proceeds and the offering size was increased to $260,887,000 gross proceeds based on market demand. Subject to customary closing conditions, the closing of the offering is expected on or about October 11, 2007.
The press release is furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein, in accordance with Rule 135c of the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit
No.	Description

99.1	Press Release of Lamar Advertising Company, dated October 2, 2007, announcing the pricing of its private placement of senior subordinated notes of Lamar Media Corp.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: October 2, 2007	LAMAR ADVERTISING COMPANY
	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

LAMAR MEDIA CORP.
By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Lamar Advertising Company, dated October 2, 2007, announcing the pricing of its private placement of senior subordinated notes of Lamar Media Corp.